Contact:

Media	Investors
Brad Bishop 574-372-4291 bradley.bishop@zimmer.com	Sean O’Hara 574-371-8032 sean.f.ohara@zimmer.com

James T. Crines 574-372-4264 james.crines@zimmer.com
Zimmer Holdings, Inc. Announces Support For Elimination of
Super-Majority Voting Requirements
(WARSAW, IND) November 21, 2007 — Zimmer Holdings, Inc. (NYSE and SWX:ZMH) announced today that, at the next annual meeting of stockholders, its Board of Directors will recommend a series of related amendments to the company’s charter to eliminate provisions requiring an 80% (“super-majority”) vote.
Under the company’s charter, a super-majority vote is currently required to amend certain provisions relating to stockholder action and Board of Director matters. Previously, the company’s charter also required a super-majority vote to remove a director from office, but this provision was amended earlier this year. If the proposal is approved by more than 80% of the company’s outstanding shares, then the required vote will be changed from a super-majority vote to the affirmative vote of the holders of at least a majority of the company’s outstanding shares.
David Dvorak, President and Chief Executive Officer of the company, commented, “The Board is committed to ensuring the company’s effective corporate governance. At our last annual meeting, a stockholder proposal to adopt “simple majority” voting received support from our stockholders. This proposal, and our recent adoption of majority voting in director elections and the annual election of all directors, demonstrate the Board’s and the company’s continued efforts to adhere to the best practices in corporate governance and to provide our stockholders with a voice in our governance.”
Additional information regarding the company’s corporate governance is available at http://investor.zimmer.com/governance.cfm

About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in designing, developing, manufacturing and marketing reconstructive and spinal implants, trauma and related orthopaedic surgical products. Zimmer has operations in more than 24 countries around the world and sells products in more than 100 countries. Zimmer’s 2006 sales were approximately $3.5 billion. The company is supported by the efforts of more than 7,000 employees worldwide.
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Visit Zimmer on the Worldwide Web at www.zimmer.com
Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate acquired businesses, the impact of our settlement of the federal investigation into financial relationships with consulting surgeons, including our compliance with the Deferred Prosecution Agreement through March 2009 and the Corporate Integrity Agreement through 2012, the outcome of the Department of Justice Antitrust Division investigation announced in June 2006, the outcome of the informal investigation by the U.S. Securities and Exchange Commission into Foreign Corrupt Practices Act matters, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward- looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.